UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 6, 2004


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)





                3151 EAST WASHINGTON BOULEVARD
                    LOS ANGELES, CALIFORNIA                       90023
           (Address of Principal Executive Offices)             (Zip Code)




                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02         DEPARTURE  OF DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On December 6, 2004, the Board of Directors of Tarrant Apparel Group (the "Registrant') appointed Simon Mani to fill the vacancy on the Registrant's Board of Directors. The vacancy was the result of the resignation of Larry Russ from the Board in October 2004. Mr. Mani is also expected to be appointed as a member of the Compensation Committee and the Audit Committee of the Registrant's Board of Directors.

         There are no arrangements or understandings between Mr. Mani and any person pursuant to which Mr. Mani was elected as a director. There have been no transactions, or series of related transactions, in the last year, nor is there any currently proposed transaction, or series of similar transactions, to which the Registrant or any of its subsidiaries was a party, or will be a party, and in which Mr. Mani or any member of Mr. Mani's immediate family had, or will have, a direct or indirect material interest.

         A press release announcing the appointment of Mr. Mani as a director is filed with this Report as Exhibit 99.1 and incorporated herein by this reference.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro forma Financial Information.

                  None.

         (c)      Exhibits.

                  99.1 Press Release dated December 8, 2004, published by the Registrant.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TARRANT APPAREL GROUP



Date:    December 8, 2004              By:       /S/ CORAZON REYES
                                          --------------------------------------
                                          Corazon Reyes, Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

99.1              Press  Release  dated  December  8,  2004,  published  by  the
                  Registrant.